                                                                    Exhibit 4.10




         If this Security is a Global Security (as indicated below), the following legend is applicable:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFEROR, HAS AN INTEREST HEREIN.

REGISTERED                                                            REGISTERED
No. -1-                                                            $400,000,000
CUSIP: 585515AC3                                            [x] GLOBAL SECURITY


                           MELLON FUNDING CORPORATION
                          4 7/8% SENIOR NOTES DUE 2007

         MELLON FUNDING CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FOUR HUNDRED MILLION Dollars ($400,000,000) on June 15, 2007 and to pay interest thereon from June 10, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing on December 15, 2002, at the rate of 4 7/8% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 4 7/8% per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any

Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         If this Security is a Global Security (as specified on the face hereof), this Security is exchangeable in whole for definitive Securities of this series in registered form ("Registered Securities") of like tenor and of an equal aggregate principal amount only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company executes and delivers to the Trustee a Company Order providing that this Global Security shall be exchangeable for definitive Registered Securities or
(iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Global Security is a part. In the event this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Registered Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of U.S. $1,000 and integral multiples thereof; PROVIDED that, in the case of clauses (ii) and (iii) above, definitive Registered Securities of this series will be issued in exchange for this Global Security only if such definitive

Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

         If this Security is a Global Security, except as provided in the next paragraph, no beneficial owner of any portion of this Global Security shall be entitled to receive payment of accrued interest hereon until this Global Security has been exchanged for one or more definitive Registered Securities of this series, as provided herein and in the Indenture.

         If this Security is a Global Security and if a definitive Registered Security or Registered Securities of this series are issued in exchange for this Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the related Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest or interest on Defaulted Interest, as the case may be, accrued interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this Global Security on such Regular Record Date or Special Record Date, as the case may be.

         If this Security is a Global Security, payment of the principal of and any premium or interest hereon will be made on each Interest Payment Date and at the Maturity Date, as the case may be, by the Trustee by wire transfer of immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to an account of the registered Holder hereof at the Federal Reserve Bank of New York, PROVIDED, that, payment at the Maturity Date hereof shall be made against presentation of this Security at the office of the Trustee, currently located at 450 W. 33rd Street, 15th floor, New York, New York 10001. If this Security is not a Global Security, (i) the principal of and any interest and premium hereon payable at the Maturity Date hereof will be paid in immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against presentation of this Security at the aforementioned office of the Trustee, and (ii) all interest payments hereon other than interest due at the Maturity Date hereof will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as PROVIDED herein, provided, that Holders of $10,000,000 or more in aggregate principal amount of Securities of this series shall be entitled to receive such payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 16 days prior to the applicable Interest Payment Date.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Security is not a deposit and is not insured by any federal agency.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or by an Authenticating Agent, by manual signature, neither this Security nor the Guarantee endorsed hereon shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, by its duly authorized officer under its corporate seal.


                              MELLON FUNDING CORPORATION


                              By:       /s/ Michael A. Bryson
                                        ----------------------------------------
                                        Name:   Michael A. Bryson
                                        Title:  President and Chief
                                                Executive Officer
Attest:
/s/ Michael J. Baker
--------------------------
Secretary


Dated:   June 10, 2002

CERTIFICATE OF AUTHENTICATION
This is one of the Securities
of the series designated herein
referred to in the within-
mentioned Indenture.

JPMORGAN CHASE BANK
     as Trustee


By: /s/ Robert S. Peschler
   ------------------------
    Authorized Officer

                           MELLON FUNDING CORPORATION
                          4 7/8% SENIOR NOTES DUE 2007

         This Security is one of a duly authorized series of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 2, 1988, as supplemented by the First Supplemental Indenture, dated as of November 29, 1990, as supplemented by the Second Supplemental Indenture, dated as of June 12, 2000 (together herein called the "Indenture"), each among the Company, the Guarantor and JPMorgan Chase Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in different series, as in the Indenture provided. This Security is one of the series designated on the face hereof, issued under and entitled to the benefits of the Indenture and issued in an aggregate principal amount of $400,000,000.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest on the Securities of this series shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         The Guarantor, or a Subsidiary thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities, in which case the Company shall be released from its liability as obligor on the Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM--as tenants in common

                  TEN ENT--as tenants by the entireties

                  JT TEN--as joint tenants with right of
                       survivorship and not as tenants in common

                  UNIF GIFT MIN ACT--..........Custodian.........
                                       (Cust)             (Minor)

                        Under Uniform Gifts to Minors Act

                        .................................
                                     (State)

                  Additional abbreviations may also be used though not in the above list.

                                 ---------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or Other
         Identifying Number of Assignee:

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                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE:

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the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney to transfer said Security on the Security Register of the Company, with full power of substitution in the premises.

Dated:
       ------------------------    --------------------------------------------
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Security in every particular, without alteration or enlargement or any change whatever.

                                    GUARANTEE

                                       OF

                          MELLON FINANCIAL CORPORATION

                  For value received, Mellon Financial Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Guarantor"), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of (and premium, if any) and interest on said Security, when and as the same shall become due and payable, whether at maturity, by acceleration or redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Mellon Funding Corporation or any successor thereto (the "Company") punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration or redemption or otherwise, and as if such payment were made by the Company.

                  The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Security or said Indenture, any failure to enforce the provisions of said Security or said Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the Holder of said Security or the Trustee under said Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) or interest on said Security and the complete performance of all other obligations contained in said Security.

                  The Guarantor shall be surrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities issued under said Indenture shall have been paid in full.

                  Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

                  This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on said Security shall have been signed manually by or on behalf of the Trustee under said Indenture.

                  This Guarantee shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania, and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except as otherwise required by mandatory provisions of law.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed, manually or in facsimile, by its duly authorized officer under its corporate seal.

Dated:  June 10, 2002

                                MELLON FINANCIAL CORPORATION


                                By:  /s/ Michael A. Bryson
                                     -------------------------------------------
                                     Name:      Michael A. Bryson
                                     Title:     Chief Financial Officer

Attest:


/s/ Carl Krasik
----------------
Secretary